                                                                     EXHIBIT 4.6

                                 FIFTH AMENDMENT

      FIFTH AMENDMENT (this "Amendment"), dated as of April 24, 2000, among ALLIANCE GAMING CORPORATION, a Nevada corporation (the "U.S. Borrower"), BALLY WULFF VERTRIEBS GMBH, a company with limited liability organized under the laws of the Federal Republic of Germany ("Bally Wulff Vertriebs"), BALLY WULFF AUTOMATEN GMBH, a company with limited liability organized under the laws of the Federal Republic of Germany ("Bally Wulff Automaten" and, together with Bally Wulff Vertriebs, the "German Borrowers," and each a "German Borrower", and the German Borrowers, together with the U.S. Borrower, the "Borrowers," and each a "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Lenders") and CREDIT SUISSE FIRST BOSTON, as Administrative Agent. Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement referred to below are used herein as so defined.

                              W I T N E S S E T H :

      WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of August 8, 1997 (as amended, modified or supplemented through, but not including, the date hereof, the "Credit Agreement");

      WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to a Third Amendment and Consent, dated as of October 28, 1999 (the "Third Amendment");

      WHEREAS, the parties hereto wish to (i) amend the Third Amendment and (ii) further amend the Credit Agreement as herein provided;

      NOW, THEREFORE, it is agreed:

I.    Amendments, Modifications and Waivers Relating to the Credit Agreement:

            1. Section 4.02(d) of the Credit Agreement is hereby amended by deleting the text "Effective Date" contained in the first parenthetical contained in such Section 4.02(d) and inserting the text "Fifth Amendment Effective Date" in lieu thereof.

            2. Section 4.02(e) of the Credit Agreement is hereby amended by deleting the text "and (x)" appearing after the text "by the German Parent or other entity described in said clause (ix))" appearing in such Section 4.02(e) and inserting the text ", (x) and (xv)" in lieu thereof.

            3. Section 9.01 of the Credit Agreement is hereby amended by deleting the word "and" appearing at the end of clause (xvii) thereof, (ii) redesignating existing clause (xviii) as clause (xix) and (iii) inserting the following new clause (xviii) immediately following existing clause (xvii) of such Section 9.01:


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            "(xviii) Liens arising in connection with Gaming Equipment
      Transactions permitted under Section 9.02(xv) so long as such Liens only relate to the assets subject to the respective Gaming Equipment Transaction permitted pursuant to such Section 9.02(xv); and".

            4. Section 9.02 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (xiii) of such Section 9.02, (ii) deleting the period appearing at the end of clause (xiv) of such
Section 9.02 and inserting the text "; and" in lieu thereof and (iii) inserting the following new clause (xv) at the end of such Section 9.02:

            "(xv) Bally Gaming, Inc. or any special purpose Wholly-Owned Subsidiary of the Borrower formed solely to enter into Gaming Equipment Transactions (any such special purpose subsidiary, a "Special Purpose Gaming Subsidiary") may enter into Gaming Equipment Transactions in respect of gaming equipment owned by Bally Gaming, Inc. or such Special Purpose Gaming Subsidiary, so long as (i) any such Special Purpose Gaming Subsidiary has no other business activities other than entering into such Gaming Equipment Transactions and has no assets other than gaming equipment the subject of such Gaming Equipment Transactions, (ii) no Default or Event of Default then exists or would exist immediately after giving effect to any such Gaming Equipment Transaction, (iii) each such Gaming Equipment Transaction is an arm's-length transaction and, to the extent such Gaming Equipment Transaction is structured as a Sale and Leaseback Transaction, Bally Gaming, Inc. or such Special Purpose Gaming Subsidiary receives at least fair market value (as determined in good faith by Bally Gaming, Inc. or such Special Purpose Gaming Subsidiary) for such assets the subject of such Gaming Equipment Transaction, (iv) to the extent such Gaming Equipment Transaction is structured as a Sale and Leaseback Transaction, the total consideration received by Bally Gaming, Inc. or such Special Purpose Gaming Subsidiary is cash and is paid at the time of the closing of such sale, (v) the aggregate amount of proceeds received from all Gaming Equipment Transactions pursuant to this clause
      (xv) structured as Sale and Leaseback Transactions, when added to the aggregate principal amount of Indebtedness incurred under Section 9.04(xv) (other than Capitalized Lease Obligations arising in connection with Gaming Equipment Transactions structured as Sale and Leaseback Transactions), shall not exceed (x) during the period from the Fifth Amendment Effective Date to September 29, 2000, $5,000,000, (y) during the period from September 30, 2000 to, but not including, the date upon which the Nevada Route Operations Sale is consummated, $10,000,000 less the aggregate amount of proceeds received from all Gaming Equipment Transactions consummated pursuant to preceding clause (x), and (z) from and after the consummation of the Nevada Route Operations Sale, $15,000,000 less the aggregate amount of proceeds received from all Gaming Equipment Transactions consummated pursuant to preceding clauses (x) and
      (y), and (vi) to the extent that any such Gaming Equipment Transaction results in a Capitalized Lease Obligation, such Capitalized Lease Obligation is permitted under Section 9.04(xv).

            5. Section 9.04 of the Credit Agreement is hereby amended by (i) deleting the text "and" appearing at the end of clause (xiii) of such Section 9.04, (ii) deleting the period



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appearing at the end of clause (xiv) of such Section 9.04 and inserting the text
"; and" in lieu thereof and (iii) inserting the following clause (xv) at the end of such Section 9.04:

            "(xv) Indebtedness (including any Capitalized Lease Obligations) incurred by Bally Gaming, Inc. or a Special Purpose Gaming Subsidiary in connection with any Gaming Equipment Transaction permitted under Section 9.02(xv) so long as (i) no Default or Event of Default then exists or would exist immediately after giving effect to the incurrence of any such Indebtedness, (ii) the principal amount of any such Indebtedness is at least 75% and no greater than 90% of the fair market value (as determined by Bally Gaming, Inc. or such Special Purpose Gaming Subsidiary in good faith) of the assets securing such Indebtedness, (iii) such Indebtedness shall be unsecured except as otherwise permitted under Section 9.01(xviii), (iv) such Indebtedness is non-recourse to Bally Gaming, Inc. or such Special Purpose Gaming Subsidiary (with recourse being limited to the respective assets the subject of such Gaming Equipment Transaction, except with respect to fraud, misrepresentation, and other similar circumstances), (iv) neither the U.S. Borrower nor any of its Subsidiaries shall have guaranteed any such Indebtedness or otherwise provided any credit support (other than pursuant to Section 9.01(xviii)) in respect thereof and (v) the aggregate principal amount of all such Indebtedness incurred as permitted under this clause (xv) shall not exceed at any time outstanding an amount equal to (x) during the period from the Fifth Amendment Effective Date to September 29, 2000, $5,000,000 less the aggregate amount of proceeds received from all Gaming Equipment Transactions structured as Sale and Leaseback Transactions and having an operating lease, rather than a capital lease, component, (y) during the period from September 30, 2000 to, but not including, the date upon which the Nevada Route Operations Sale is consummated, $10,000,000 less the aggregate amount of proceeds received from all Gaming Equipment Transactions structured as Sale and Leaseback Transactions and having an operating lease, rather than a capital lease component, and (z) from and after the consummation of the Nevada Route Operations Sale, $15,000,000 less the aggregate amount of proceeds received from all Gaming Equipment Transactions structured as Sale and Leaseback Transactions and having an operating lease, rather than a capital lease, component.

            6.    The definition of "Consolidated EBITDA" appearing in Section
11.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing immediately after the text "amortization and depreciation" appearing in the first sentence of such definition and inserting a comma in lieu thereof,
(ii) inserting the following text immediately following the text "similar tax expense" appearing in the first sentence of said definition:

            "and, for the purposes of calculating "Consolidated EBITDA" for the purposes of determining compliance with Sections 9.08 through 9.11, inclusive, only (but not for purposes of determining the Applicable Commitment Commission Percentage or the Applicable Margins), all operating lease expense attributable to the leasing of assets pursuant to any Gaming Equipment Transactions permitted pursuant to Section 9.02(xv)",



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and (iii) inserting the following new sentence at the end of said definition:

            "In addition, for the purposes of determining compliance with Sections 9.08 through 9.11, inclusive, only (but not for the purposes of determining the Applicable Commitment Commission Percentage or the Applicable Margins), there shall be added to Consolidated EBITDA, to the extent Consolidated EBITDA was reduced during the period for which Consolidated EBITDA is then being determined as a result of such charge, the amount of the non-cash impairment charge relating to the write-off of goodwill attributable to the U.S. Borrower's acquisition of Bally Gaming International, Inc. (up to an amount not to exceed $55,000,000) and taken by the U.S. Borrower during the U.S. Borrower's fiscal quarter ended March 31, 2000 or June 30, 2000."

            7.    The definition of "Consolidated Indebtedness" appearing in
Section 11.01 of the Credit Agreement is hereby amended by inserting the following sentence at the end of said definition:

            "For the purposes of Section 9.10 only (but not for purposes of determining the Applicable Commitment Commission Percentage or the Applicable Margins), any Indebtedness arising from any Capitalized Lease Obligations incurred pursuant to Section 9.04(xv) in connection with the entering into of Gaming Equipment Transactions structured as Sale and Leaseback Transactions shall be excluded from the calculation of Consolidated Indebtedness".

            8.    The definition of "Consolidated Interest Expense" appearing in
Section 11.01 of the Credit Agreement is hereby amended by inserting the text "but excluding, for the purposes of calculating "Consolidated Interest Expense" for the purposes of determining compliance with Sections 9.08 and 9.09 only, any interest expense attributable to any Capitalized Lease Obligations or other Indebtedness arising in connection with any Gaming Equipment Transactions and permitted to be outstanding under 9.04(xv)" at the end of the first parenthetical appearing in clause (i) of such definition.

            9. Section 11.01 of the Credit Agreement is hereby further amended by inserting the following new definitions in proper alphabetical order:

            "Fifth Amendment Effective Date" shall mean April 24, 2000.

            "Gaming Equipment Transaction" shall mean any transaction whereby Bally Gaming, Inc. or a Special Purpose Gaming Subsidiary shall either (i) sell gaming equipment owned by it and, in turn, lease such equipment from the purchaser thereof (either pursuant to an operating lease or a capital lease) or (ii) obtain financing from a third Person which may be secured by specific items of equipment of Bally Gaming, Inc. or such Special Purpose Gaming Subsidiary as contemplated in Sections 9.01(xviii) and 9.04(xv).

            "Special Purpose Gaming Subsidiary" shall have the meaning provided in Section 9.02(xv).



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            10.   The Lenders and Borrowers hereby acknowledge that Delayed Draw
Term Loans were made on the Initial Delayed Draw Term Loan Borrowing Date notwithstanding the fact that RCVP did not execute or deliver counterparts of the U.S. Subsidiaries Guaranty, the U.S. Security Agreement or the U.S. Pledge Agreement as required on or prior to such date pursuant to Section 5B of the Credit Agreement, and the Lenders hereby waive any Event of Default that may have arisen as a result of such event. In addition, the Lenders hereby agree that RCVP shall not be required to execute or deliver such U.S. Subsidiaries Guaranty or any such Security Documents so long as the U.S. Borrower in good faith determines that such action would require the consent of one or more partners of RCVP (other than the U.S. Borrower or any of its Subsidiaries), and that the U.S. Borrower is unable to obtain such consent or consents.

            11. The Lenders hereby waive any Default and any Event of Default that may have arisen under the Credit Agreement solely as a result of the failure of the Borrowers to comply with (i) Sections 9.08, 9.09 and 9.11 of the Credit Agreement in respect of the Test Period ended on March 31, 2000 and (ii)
Section 9.10 of the Credit Agreement in respect of the period from March 31, 2000 to but excluding the Fifth Amendment Effective Date (as defined below).

            12. On the Fifth Amendment Effective Date, the Total Revolving Loan Commitment shall be reduced to $80,000,000. Such reduction shall be applied to reduce the Revolving Loan Commitment of each Lender with such a Commitment pro rata based on the relative Revolving Loan Commitments of such Lenders, with each such reduction to each such Revolving Loan Commitment to be applied (i) first, to the Non-German Revolving Loan Commitment of such Lender and (ii) second, to the extent the Non-German Revolving Loan Sub-Commitment of such Lender has been reduced to zero, to the German Revolving Loan Sub-Commitment of such Lender. If after giving effect to the reductions to any Lender's German Revolving Loan Sub-Commitment as described in the immediately preceding sentence, the sum of the principal amount of such Lender's outstanding Deutsche Mark Revolving Loans plus such Lender's German RL Percentage of German Letter of Credit Outstandings (expressed Deutsche Marks (and taking the Deutsche Mark Equivalent of the Stated Amount of any German Letters of Credit denominated in a currency other than Deutsche Marks)) exceeds the German Revolving Loan Sub-Commitment of such Lender, the German Borrowers shall repay Deutsche Mark Revolving Loans of such Lender in an amount equal to such excess. If after giving effect to the reductions to any Lender's Revolving Loan Commitment as described in the second preceding sentence and any repayment of Deutsche Mark Revolving Loans pursuant to the immediately preceding sentence, the sum of the principal amount of such Lender's outstanding Revolving Loans plus such Lender's RL Percentage of the aggregate of all Letter of Credit Outstandings and outstanding Swingline Loans exceeds the Revolving Loan Commitment of such Lender, the Revolving Loan Borrowers shall repay Dollar Revolving Loans of such Lender in an amount equal to such excess.



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

II.   Amendments to the Third Amendment:

            1. Article II, Section 8 of the Third Amendment is hereby amended by deleting the text "for any Test Period ending on or prior to December 31, 2000 of at least 1.00:1" and inserting the following text in lieu thereof:

            "of a least (I) 0.80:1 for any Test Period ending on or prior to September 30, 2000 and (II) 1.00:1 for the Test Period ending on December 31, 2000".

            2. Article II, Section 9 of the Third Amendment is hereby amended by deleting the text "for any Test Period ending on or prior to December 31, 2000 of at least 1.35:1.00" and inserting the following text in lieu thereof:

            "of at least (I) 1.15:1 for any Test Period ending on or prior to September 30, 2000 and (II) 1.35:1 for the Test Period ending on December 31, 2000".

            3. Article II, Section 10 of the Third Amendment is hereby amended by deleting the text "for the period from December 31, 1999 to December 31, 2000 of no greater than 6.25:1" and inserting the following text in lieu thereof:

            "no greater than (I) 8.00:1 during the period from April 1, 2000 through and including September 30, 2000 and (II) 6.25:1 during the period from October 1, 2000 through and including December 31, 2000".

            4. Article II, Section 11 of the Third Amendment is hereby amended by deleting the text "for any Test Period ending on or prior to December 31, 2000 of at least $44,000,000" and inserting the following text in lieu thereof:

            "of at least (I) $40,000,000 for any Test Period ending on or prior to September 30, 2000 and (II) $44,000,000 for the Test Period ending on December 31, 2000".



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III.  Miscellaneous:

            1. This Amendment shall become effective on the date (the "Fifth Amendment Effective Date") when (i) each Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office and (ii) the Borrowers shall have paid to the Administrative Agent for the account of each Lender that has executed a counterpart of this Amendment and delivered same to the Administrative Agent at the Notice Office on or prior to 5:00 p.m. (New York time) on the later of (x) April 24, 2000 or (y) date when the requirements of preceding clause (i) are satisfied, an amendment fee equal to 0.250% of the sum of such Lender's (x) outstanding Term Loans (using the Dollar Equivalent thereof in the case of any Term Loans denominated in a currency other than Dollars) on the Fifth Amendment Effective Date and (y) Revolving Loan Commitment on the Fifth Amendment Effective Date (before giving effect to the reduction to the Total Revolving Loan Commitment pursuant to Article I, Section 12 of this Amendment).

            2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

            3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the U.S. Borrower and the Administrative Agent.

            4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

            5. From and after the Fifth Amendment Effective Date, all references in the Credit Agreement and in the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

                                      * * *



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

      IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                                          ALLIANCE GAMING CORPORATION



                                          By___________________________________
                                            Name:
                                            Title:


                                          BALLY WULFF VERTRIEBS GMBH



                                          By___________________________________
                                            Name:
                                            Title:


                                          BALLY WULFF AUTOMATEN GMBH



                                          By___________________________________
                                            Name:
                                            Title:

                                          CREDIT SUISSE FIRST BOSTON,
                                            Individually and as Administrative
                                            Agent



                                          By___________________________________
                                            Name:
                                            Title:


                                          By___________________________________
                                            Name:
                                            Title:



                                          THE BANK OF NOVA SCOTIA



                                          By___________________________________
                                            Name:
                                            Title:



                                          KZH ING-1 LLC



                                          By___________________________________
                                            Name:
                                            Title:



                                          THE MITSUBISHI TRUST AND BANKING CORP.



                                          By___________________________________
                                            Name:
                                            Title:

                                          SOUTHERN PACIFIC BANK



                                          By___________________________________
                                            Name:
                                            Title:

                                          MERRILL LYNCH SENIOR FLOATING RATE
                                          FUND, INC.



                                          By___________________________________
                                            Name:
                                            Title:

                                          VAN KAMPEN PRIME RATE INCOME TRUST



                                          By___________________________________
                                            Name:
                                            Title:


                                          VAN KAMPEN CLO I, LIMITED

                                          By:  Van Kampen Management Inc., as
                                               Collateral Manager



                                          By___________________________________
                                            Name:
                                            Title:

                                          ML CLO XII PILGRIM AMERICA (Cayman)
                                            LTD.



                                          By:  Pilgrim Investments, Inc., as its
                                               Investment Manager



                                          By___________________________________
                                            Name:
                                            Title:

                                          MORGAN STANLEY DEAN WITTER
                                            PRIME INCOME TRUST



                                          By___________________________________
                                            Name:
                                            Title:

                                          SENIOR DEBT PORTFOLIO

                                          By:  Boston Management and Research,
                                               as Investment Advisor



                                          By___________________________________
                                            Name:
                                            Title:

                                          CYPRESSTREE INVESTMENT
                                            PARTNERS I, LTD.,

                                          By:  CypressTree Investment Management
                                               Company, Inc., as Portfolio
                                               Manager



                                          By___________________________________
                                            Name:
                                            Title:

                                          ARCHIMEDES FUNDING, L.L.C.
                                          By: ING Capital Advisors LLC, as
                                              Collateral Manager



                                          By___________________________________
                                            Name:
                                            Title:

                                          GENERAL ELECTRIC CAPITAL CORPORATION



                                          By___________________________________
                                            Name:
                                            Title:

                                          ELF FUNDING TRUST I
                                            By: Highland Capital Management L.P.
                                            as Collateral Manager



                                          By___________________________________
                                            Name:
                                            Title:

                                          PAM CAPITAL FUNDING LP
                                            By: Highland Capital Management L.P.
                                            as Collateral Manager



                                          By___________________________________
                                            Name:
                                            Title:

                                          GLENEAGLES TRADING LLC



                                          By___________________________________
                                            Name:
                                            Title:

                                          SRV HIGHLAND, INC.



                                          By___________________________________
                                            Name:
                                            Title:

                                          MASSMUTUAL HIGH YIELD PARTNERS II, LLC
                                            By: HYP Management, Inc., as
                                            Managing Member



                                          By___________________________________
                                            Name:
                                            Title:

                                          CALIFORNIA BANK & TRUST



                                          By___________________________________
                                            Name:
                                            Title: